UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KINDLY MD, INC.
(Exact name of registrant as specified in its charter)

Utah	84-3829824
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5097 South 900 East Suite 100 Salt Lake City, UT	84117
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share Tradeable Warrants to purchase shares of Common Stock, par value $0.001	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-274606

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Kindly MD, Inc., a Utah corporation (the “Registrant”), is set forth under the heading “Description of Our Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-274606), originally filed with the Securities and Exchange Commission on September 20, 2023, as subsequently amended, and is hereby incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference. The description of the Tradeable Warrants to purchase Common Stock (the “Tradeable Warrants”) of the Registrant, to be registered hereunder, set forth under the caption “Description of Our Securities” in the Form S-1 and any Rule 424(b) Prospectus, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kindly MD, Inc.

Date: May 13, 2024	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer